Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated March 3, 2016 relating to our audit of the consolidated financial statements of Virginia BanCorp, Inc. and Subsidiary, as of December 31, 2015 and 2014, which appears in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

December 6, 2016